                         CONSENT OF INDEPENDENT AUDITORS

PaineWebber Tactical Allocation Fund
(Formerly the Kidder, Peabody Asset Allocation Fund;
One of the portfolios constituting the Mitchell Hutchins/Kidder, Peabody Investment Trust):

We consent to the incorporation by reference in the Statement of Additional Information in this Post-Effective Amendment No. 14 to Registration Statement No. 33-39659 of our report dated October 14, 1994, appearing in the annual report to shareholders for the year ended August 31, 1994.




Deloitte & Touche LLP
New York, New York
December 26, 1995